Exhibit 16(d)(viii)

CONFIDENTIAL
Execution Version

AMENDMENT TO INTERIM INVESTORS AGREEMENT

This AMENDMENT TO INTERIM INVESTORS AGREEMENT (this “Amendment”) is entered into as of August 28, 2024, by and among Spaceship Intermediate 1, LP (the “Lead Investor”), Anthony Casalena (“Casalena”), Anthony Casalena 2019 Family Trust (“AC 2019 Family Trust”), Anthony Casalena Revocable Trust (“AC Revocable Trust”), Casalena Foundation (the “Foundation” and, together with Casalena, AC 2019 Family Trust and AC Revocable Trust, the “AC Entities”), General Atlantic (SQRS II), L.P. (“GA”), Accel Leaders 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P. and Accel Leaders 4 L.P. for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P. (collectively, the “Accel Funds” and, together with the AC Entities and GA, each a “Co-Investor” and collectively the “Co-Investors” and the Co-Investors, together with the Lead Investor, the “Investors”).

RECITALS

A.       The Investors entered into that Interim Investors Agreement, dated as of May 13, 2024 (the “Original Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement. The Original Agreement, as amended by this Amendment, is referred to as the “IIA”.

B.       In accordance with Section 3.1 of the Original Agreement, the parties hereto desire to amend certain terms of the Original Agreement as expressly provided in this Amendment.

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge and agree as follows:

1.                 Amendments.

(A)             The table set forth on Schedule 1 of the IIA is hereby amended and restated in its entirety as set forth below:

Investor	Commitment Amount	Funding Percentage
Spaceship Intermediate 1, LP	$2,327,091,488.93	100%

(B)             The table set forth on Schedule 2 of the IIA is hereby amended and restated in its entirety as set forth below:

Investor	Equity Commitment	Rollover Commitment	Percentage of Total Commitments
Spaceship Intermediate 1, LP	$2,327,091,488.93	-	50.21%
Anthony Casalena 2019 Family Trust	-	$51,456,382.26	1.11%
Anthony Casalena Revocable Trust	-	$1,374,883,947.95	29.66%
Casalena Foundation	-	$89,470,075.92	1.93%
General Atlantic (SQRS II), L.P.	-	$383,691,919.03	8.28%
Accel Leaders 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P.	$100,000,000.00	$25,723,324.00	2.71%
Accel Leaders 4 L.P., for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P.	$282,643,173.91	-	6.10%

2.                Miscellaneous.

(A)             Except as otherwise provided herein, the Original Agreement shall remain unchanged and in full force and effect.

(B)             From and after the date of this Amendment, any reference in the IIA to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment; provided, however, that any reference to the date of the IIA, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to May 13, 2024 and not the date of this Amendment.

(C)             The provisions contained in Article 3 of the Original Agreement are incorporated by reference in this Amendment mutatis mutandis.

(D)             The Original Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Original Agreement and this Amendment, the terms of this Amendment shall control.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SPACESHIP INTERMEDIATE 1, LP

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

SPACESHIP HOLDINGS GP 2, LLC

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

SPACESHIP HOLDINGS MLP 1, LLC

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

[Signature page to Amendment to IIA]

ANTHONY CASALENA
/s/ Anthony Casalena
Anthony Casalena

ANTHONY CASALENA 2019 FAMILY TRUST

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Trustee

By:	/s/ Juliet Frerking
Name:	Juliet Frerking
Title:	Trustee

ANTHONY CASALENA REVOCABLE TRUST

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Trustee

CASALENA FOUNDATION

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	President

[Signature page to Amendment to IIA]

ACCEL LEADERS 4 L.P.
for itself and as nominee for
Accel Leaders 4 L.P.
Accel Leaders 4 Entrepreneurs L.P.
And Accel Leaders 4 Investors (2022) L.P.

By: Accel Leaders 4 Associates L.P., its general partner

By: Accel Leaders 4 GP Associates L.L.C., its general partner

By:	/s/ Ryan Connor
Name:	Ryan Connor
Title:	Attorney in Fact

ACCEL LEADERS 3 L.P.
for itself and as nominee for
Accel Leaders 3 L.P.
Accel Leaders 3 Entrepreneurs L.P.
and Accel Leaders 3 Investors (2020) L.P.

By: Accel Leaders 3 Associates L.P., its general partner

By: Accel Leaders 3 GP Associates L.L.C., its general partner

By:	/s/ Ryan Connor
Name:	Ryan Connor
Title:	Attorney in Fact

[Signature page to Amendment to IIA]

GENERAL ATLANTIC (SQRS II), L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By: General Atlantic, L.P., its sole member

By:	/s/ Gordon Cruess
Name:	Gordon Cruess
Title:	Managing Director

[Signature page to Amendment to IIA]